Exhibit 99.1

FOR IMMEDIATE RELEASE

ProShares Announces ETF Share Splits

Bethesda, Md. – May 1, 2015 – ProShares, a premier provider of alternative ETFs, announced today forward and reverse share splits on 21 of its ETFs. The splits will not change the value of a shareholder’s investment.

Forward Splits

Twelve ETFs will forward split shares 2-for-1:

Ticker	ProShares ETF	Split Ratio
CSM	Large Cap Core Plus	2:1
SAA	Ultra SmallCap600	2:1
UMDD	UltraPro MidCap400	2:1
SSO	Ultra S&P500	2:1
UPRO	UltraPro S&P500	2:1
DDM	Ultra Dow30	2:1
UDOW	UltraPro Dow30	2:1
RXL	Ultra Health Care	2:1
QLD	Ultra QQQ	2:1
UYG	Ultra Financials	2:1
ROM	Ultra Technology	2:1
BIB	Ultra Nasdaq Biotechnology	2:1

All splits will apply to shareholders of record as of the close of the markets on May 18, 2015, payable after the close of the markets on May 19, 2015. The funds will trade at their post-split price on May 20, 2015. The ticker symbol and CUSIP numbers for the funds will not change.

The splits will decrease the price per share of each fund with a proportionate increase in the number of shares outstanding. For example, for the 2-for-1 splits, every pre-split share will result in the receipt of two post-split shares, which will be priced at half the net asset value (“NAV”) of a pre-split share.

Illustration of a Forward Split

The following table shows the effect of a hypothetical 2-for-1 split:

Period	# of Shares Owned	Hypothetical NAV	Value of Shares
Pre-Split	100	$100.00	$10,000.00
Post-Split	200	$50.00	$10,000.00

Reverse Splits

Nine ETFs will reverse split shares at the following split ratios:

Ticker	ProShares ETF	Split Ratio	Old CUSIP	New CUSIP
SRS	UltraShort Real Estate	1:4	74348A871	74348A244
SCC	UltraShort Consumer Services	1:4	74348A616	74348A236
RXD	UltraShort Health Care	1:4	74347B102	74348A228
RWM	Short Russell2000	1:4	74347R826	74348A210
BOIL	Ultra Bloomberg Natural Gas	1:4	74347W122	74347W296
UCD	Ultra Bloomberg Commodity	1:4	74347W106	74347W288
YCL	Ultra Yen	1:4	74347W866	74347W270
UVXY	Ultra VIX Short-Term Futures	1:5	74347W346	74347W312
UCO	Ultra Bloomberg Crude Oil	1:5	74347W650	74347W320

All reverse splits will be effective at the market open on May 20, 2015, when the funds will begin trading at their post-split price. The ticker symbol for the funds will not change. All funds undergoing a reverse split will be issued a new CUSIP number, listed above.

The reverse splits will increase the price per share of each fund with a proportionate decrease in the number of shares outstanding. For example, for a 1-for-4 reverse split, every four pre-split shares will result in the receipt of one post-split share, which will be priced four times higher than the NAV of a pre-split share.

Illustration of a Reverse Split

The following table shows the effect of a hypothetical 1-for-4 reverse split:

Period	# of Shares Owned	Hypothetical NAV	Value of Shares
Pre-Split	1,000	$10.00	$10,000.00
Post-Split	250	$40.00	$10,000.00

Fractional Shares from Reverse Splits

For shareholders who hold quantities of shares that are not an exact multiple of the reverse split ratio (for example, not a multiple of 4 for a 1-to-4 reverse split), the reverse split will result in the creation of a fractional share. Post-reverse split fractional shares will be redeemed for cash and sent to your broker of record. This redemption may cause some shareholders to realize gains or losses, which could be a taxable event for those shareholders.

About ProShares

ProShares offers the nation’s largest lineup of alternative ETFs. We help investors to go beyond the limitations of conventional investing and face today’s market challenges. ProShares helps investors build better portfolios by providing access to alternative investments delivered with the liquidity, transparency and cost effectiveness of ETFs. Our wide array of alternative ETFs can help you reduce volatility, manage risk and enhance returns.

Media Contact:

Tucker Hewes, Hewes Communications, Inc., 212.207.9451, tucker@hewescomm.com

Investor Contact:

ProShares, 866.776.5125, ProShares.com

ProShares has the largest lineup of alternative ETFs in the United States according to Strategic Insight, based on analysis of all the known alternative ETF providers (as defined by Strategic Insight) by their number of funds and assets (as of 1/31/2015).

Geared (Short or Ultra) ProShares ETFs seek returns that are either 3x, 2x, -1x, -2x or -3x the return of an index or other benchmark (target) for a single day, as measured from one NAV calculation to the next. Due to the compounding of daily returns, ProShares’ returns over periods other than one day will likely differ in amount and possibly direction from the target return for the same period. These effects may be more pronounced in funds with larger or inverse multiples and in funds with volatile benchmarks. Investors should monitor their ProShares holdings consistent with their strategies, as frequently as daily. For more on correlation, leverage and other risks, please read the prospectus.

Investing involves risk, including the possible loss of principal. ProShares ETFs are generally non-diversified and each entails certain risks, which may include risk associated with the use of derivatives (swap agreements, futures contracts and similar instruments), imperfect benchmark correlation, leverage and market price variance, all of which can increase volatility and decrease performance. Short positions lose value as security prices increase. Leverage can increase market exposure and magnify investment risk. Narrowly focused investments and investments in smaller companies typically exhibit higher volatility. There are additional risks related to commodity investments due to large institutional purchases or sales, and natural and technological factors such as severe weather, unusual climate change, and development and depletions of alternative resources. There are additional risks due to debt levels in the underlying countries, inflation and interest rates, investment activity, and global political and economic concerns. Certain derivative instruments will subject the fund to counterparty risk and credit risk, which could result in significant losses for the fund. Please see their summary and full prospectuses for a more complete description of risks. There is no guarantee any ProShares ETF will achieve its investment objective.

Investing in ETFs involves a substantial risk of loss. BOIL, UCD, YCL, UVXY and UCO are not investment companies regulated under the Investment Company Act of 1940 and are not afforded its protections. Please read the prospectus carefully before investing. These ETFs generate a K-1 tax form. UVXY invests in futures. VIX futures are among the most volatile futures contracts. A fund’s exposure to its index may subject that fund to greater volatility than investments in traditional securities, which may adversely affect an investor’s investment in that fund. VIX futures indexes are mean reverting; funds benchmarked to them should not be expected to appreciate over extended periods. Due to defined time periods and other features, VIX futures indexes and funds benchmarked to them can be expected to perform differently than the VIX. These ETFs are not suitable for all investors.

Carefully consider the investment objectives, risks, charges and expenses of ProShares before investing. This and other information can be found in their summary and full prospectuses. Read them carefully before investing.

This information must be accompanied or preceded by a current ProShares Trust II prospectus (http://www.proshares.com/funds/trust_ii_prospectuses.html). ProShares Trust II (issuer) has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at sec.gov. Alternatively, the issuer will arrange to send you the prospectus if you request it by calling toll-free 866.776.5125 or visiting ProShares.com.

ProShares are distributed by SEI Investments Distribution Co., which is not affiliated with the funds’ advisor or sponsor.